EXHIBIT 32

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LMI Aerospace, Inc., a Missouri corporation (the “Company”), does hereby certify that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2007	/s/ Ronald S. Saks
Ronald S. Saks President and Chief Executive Officer (Principal Executive Officer)

Date: November 8, 2007	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson Secretary and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to LMI Aerospace, Inc. and will be retained by LMI Aerospace, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.